Exhibit 10.1

SECOND AMENDMENT AND EXTENSION OF STANDSTILL AND FORBEARANCE AGREEMENT

This Second Amendment and Extension of Standstill and Forbearance Agreement (this “Agreement”) is entered into as of January 31, 2021, by and between GT Biopharma, Inc., a Delaware corporation (the “Company”), and [●] (the “Lender”), with respect to that certain Standstill and Forbearance Agreement, dated as of June 23, 2020, between the Company and the Lender (as amended, supplemented, or otherwise modified from time to time, the “Forbearance Agreement”). Any capitalized term used in this Agreement and not otherwise defined shall have the meaning ascribed to it in the Forbearance Agreement.

RECITALS

A.           The Company and the Lender are parties to the Forbearance Agreement pursuant to which the Lender agreed to refrain and forbear from exercising certain rights and remedies with respect to the Notes and Default Indebtedness, as further described and set forth in such Forbearance Agreement.

B.           The Fixed Termination Date as set forth in the Forbearance Agreement was set at the earlier of (i) the date that the Company obtains and closes on the New Financing (as defined in Section 5 of the Forbearance Agreement), and (ii) January 31, 2021.

C.           The Company has requested that the Fixed Termination Date be extended to February 15, 2021, and the Lender is willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual agreements therein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.
Extension of Fixed Termination Date. The parties hereto acknowledge and agree that Section 4 of the Forbearance Agreement shall be deleted in its entirety and replaced with the following:

“In reliance upon the representations, warranties and covenants of the Company contained in this Agreement, and subject to Section 5 and provided that the Company does not take any action that is inconsistent with Sections 2 and 3 of this Agreement, the Lender agrees that, from the date of this Agreement until the earlier of (i) the date that the Company obtains and closes on the New Financing (as defined in Section 5 of this Agreement), and (ii) February 15, 2021, (such earlier date being the “Fixed Termination Date” and the period commencing on the date of this Agreement and ending on the Fixed Termination Date being the “Standstill Period”), the Lender will forbear from exercising its rights and remedies based on any Existing Default.”

Section 2.
No Other Modification. The amendments set forth in Section 1 are effective only for the express purposes set forth herein, are limited precisely as written and shall not constitute or be deemed to constitute an amendment, waiver or modification of, or consent to any deviation from, the terms and conditions of the Forbearance Agreement, except as expressly set forth herein, and shall not prejudice any right or remedy which the Lender may now have or may have in the future under or in connection with the Forbearance Agreement or the Notes. Except as expressly set forth herein, the Forbearance Agreement shall remain in full force and effect and is hereby confirmed and ratified in all respects.

Section 3.
Incorporation by Reference. The terms and provisions of Section 7 (Other SFA and Other Holders), Section 11 (Waiver of Jury Trial; Governing Law and Consent to Jurisdiction) and Section 13 (Miscellaneous) are hereby incorporated by reference and shall apply to this Agreement mutatis mutandis as if fully set forth herein.

Section 4.
Public Disclosure. The Company shall, as soon as practical, taking into account legal requirements, file a Form 8-K with the Commission, reasonably acceptable to the Lender, disclosing the material terms of the transactions contemplated hereby. The Company shall consult with the Lender in issuing any other press releases with respect to the transactions contemplated hereby.

Section 5.
Effectiveness. The Company has entered into Standstill and Forbearance Agreements (the “Other SFAs”) substantially the same in all material respects, except for the name of the lender and the securities owned by such lender to the Forbearance Agreement, with the holders (the “Other Holders”) of securities issued by the Company convertible, exercisable, or exchangeable for shares of the Company’s common stock covering all securities convertible, exercisable, or exchangeable for shares of the Company’s common stock. This Amendment shall be effective upon the execution of amendments identical, except for the name of the lender, to this Amendment, by all the Other Holders that hold notes that have passed their maturity date or the expiration of the standstill period in their Other SFAs, and provided the Company shall obtain all such signatures no later than January 31, 2021.

IN WITNESS WHEREOF, each of the undersigned parties have caused this Agreement to be signed by their respective duly authorized officers, effective as of the date first above written.

GT BIOPHARMA, INC.

By: ____________________________
Name:
Title:

[NAME OF LENDER]:

By: ____________________________
Name:
Title:

[Signature Page for Second Amendment and Extension of Standstill and Forbearance Agreement]